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                                                                    Exhibit 23.1


[WEINBERG & COMPANY, P.A. LETTERHEAD]




               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT



We hereby consent to the use in the Amendment No. 1 to Form SB-2 Registration Statement of Blagman Media International, Inc. our report for the years ended December 31, 2000 and 1999 dated February 22, 2001, relating to the consolidated financial statements of Blagman Media International, Inc. which appear in such Form SB-2, and to the reference to our Firm under the caption "Experts" in the Prospectus.

                                        /s/ Weinberg & Company, P.A.
                                        WEINBERG & COMPANY, P.A.
                                        Certified Public Accountants


Boca Raton, Florida
November 1, 2001